Exhibit 10.36

AMENDMENT NO. 1 TO PROFESSIONAL SERVICES AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of June 27, 2011 by and between Virtusa Corporation, having an office at 2000 West Park Drive, Westborough, MA 01581 (“Service Provider”), and AIG Global Services, Inc., having an office at Two Peach Tree Hill Road, Livingston, New Jersey 07039 (“Customer”) (hereinafter referred to collectively as the “Parties” and individually as a “Party”).

WHEREAS, Service Provider and Customer are parties to a Professional Services Agreement dated April 25, 2008 (the “Agreement”) pursuant to which Service Provider provides professional services to Customer.

WHEREAS, Service Provider and Customer wish to amend the Agreement to alter and clarify its terms;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.         The definition of “Client Data” and the definition of “Privacy Laws” set forth in Section 9.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Client Data” means any information from which an individual can be identified, including, but not limited to: (i) an individual’s name, address, e-mail address, IP address, telephone number and/or National Insurance number; (ii) the fact that an individual has a relationship with Licensee and/or its Affiliates; (iii) an individual’s account information; (iv) any information regarding an individual’s medical history or treatment; and (v) any other information of or relating to an individual that is protected from disclosure by applicable Privacy Laws (including Personal Data as defined in the UK Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and any legislation and/or regulation implementing same).

“Privacy Laws” means all international, local country-specific, and US State and Federal laws, standards, guidelines, policies, regulations, and procedures, as amended, applicable to Vendor or Customer pertaining to security, confidentiality or privacy of the Client Data, including without limitation, the Gramm-Leach Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1338) and its implementing regulations, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, the U.K. Data Protection Act 1998, Directive 95/46/EC of the European Parliament and any legislation and/or regulation implementing same, the Japanese Law Concerning the Protection of Personal Information and the applicable implementing Ministry Guidelines and any legislation and/or regulation implementing them, the Hong Kong Personal Data (Privacy) Ordinance, the Canadian Personal Information Protection and Electronic Documents Act, the Argentinean Personal Data Protection Regulation, the Malaysian Personal Data Protection Act 2010, Massachusetts M.G.L. c. 93H and 201 CMR §§ 17.00-17.05, and Nevada Rev. Stat. § 603A.210 and Nevada’s SB 227, as each may be amended from time to time.

2.         GENERAL.

Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as set forth in the Agreement. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Each Party represents and warrants to the other Party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each Party agrees that the Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the Parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the Parties.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives:

AIG GLOBAL SERVICES, INC.		VIRTUSA CORPORATION

By:	/s/ Robert S. Schimek	By:	/s/ Paul D. Tutun
Name:	Robert S. Schimek	Name:	Paul D. Tutun
Title:	EVP & CFO	Title:	SVP & General Counsel